Exhibit 99.1

FOR IMMEDIATE RELEASE

December 13, 2018	Nasdaq Capital Markets - GTIM

GOOD TIMES RESTAURANTS REPORTS Q4 AND FISCAL YEAR END RESULTS

Total Revenues for Fiscal 2018 Increased 25% to $99 Million

Net Loss for the Year Narrowed to $1.0 Million

Conference Call Thursday, December 13, 2018, at 3:00 p.m. MT/5:00 p.m. ET

(DENVER, CO) Good Times Restaurants Inc. (GTIM), operator of Bad Daddy’s Burger Bar, a full-service, upscale burger bar concept and Good Times Burgers & Frozen Custard, a regional quick-service restaurant chain focused on fresh, high-quality, all-natural products, today announced its preliminary unaudited financial results for the fourth fiscal quarter ended September 25, 2018.

Key highlights of the Company’s financial results vs prior year include:

•	Total revenues increased 19% to $26,796,000 for the quarter and increased 25% to $99,240,000 for the year, which reflects the addition of nine new Bad Daddy’s restaurants during the year

•	Same store sales for company-owned Good Times restaurants increased 0.5% for the quarter and increased 4.2% for the year on top of last year’s increases of 3.9% for the quarter and 2.1% for the year

•	Adjusted for the impact of hurricane Florence, same store sales for company-owned Bad Daddy’s restaurants increased 0.7% for the quarter and 0.8% for the year on top of last year’s increases of 1.4% for the quarter and 1.6% for the year

•	The company opened five restaurants during the fiscal fourth quarter, bringing the total new restaurants opened during fiscal 2018 to nine

•	Income from Operations improved from a loss of $1,422,000 to income of $372,000 for the year, which includes the impact of $2,784,000 of new store preopening costs incurred in fiscal 2018

•	Restaurant Level Operating Profit (a non-GAAP measure) for Bad Daddy’s restaurants improved 50% to $3,136,000 in the fourth quarter from $2,081,000 in the fourth quarter last year*

•	Total Restaurant Level Operating Profit (a non-GAAP measure) increased 26% to $4,318,000 for the quarter and increased 30% to $16,111,000 for the year*

•	Net Loss Attributable to Common Shareholders for the year narrowed to $324,000 for the quarter and $1,034,000 for the full fiscal year

•	Adjusted EBITDA (a non-GAAP measure) for the quarter increased 38% to $1,805,000 and increased 52% to $5,758,000* for the fiscal year

•	The Company ended the year with $3.5 million in cash and $7.5 million of long term debt

Boyd Hoback, President & CEO said “We are very pleased with our results for the quarter and fiscal year, including our adjusted EBITDA that was slightly ahead of the upper end of our guidance for the fiscal year. Even though labor costs continue to be a pressure point on our operating margins, Bad Daddy’s Restaurant Level Operating Profit margin improved to 17% for the year from 15.8% last year.”

Commenting on fiscal 2019, Hoback added, “At the end of the fiscal year, we opened two new Bad Daddy’s restaurants, one in the Atlanta metro area and one in Greenville, South Carolina and subsequent to year end we’ve opened one additional restaurant in the Atlanta metro area with another restaurant scheduled to open on January 2, 2019 in the Raleigh metro area. During our first fiscal quarter of 2019, our Good Times’ and Bad Daddy’s sales have been negatively impacted by much more inclement weather compared to last year, including the loss of approximately 10 store days due to the snow storm in North Carolina. The new Atlanta & Greenville, South Carolina restaurants have had relatively softer openings than the high honeymoon sales we experienced in our fiscal 2017 and 2018 openings, so we’ve moderated our development schedule for the balance of the year as we fine tune our site selection model for accelerated growth in fiscal 2020. As a result, we expect our first fiscal 2019 quarter’s results to be negatively impacted which is reflected in our overall fiscal 2019 guidance.”

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Fiscal 2019 Outlook:

The Company has updated its guidance for fiscal 2019 to reflect its adjusted development expectations:

•	Total revenues of approximately $112 million to $114 million with a year-end revenue run rate of approximately $120 million

•	Total revenue estimates assume same store sales of approximately -2% to -3% for the year for Good Times due to inclement weather in Q1 and Q2 compared to unseasonably warm weather in the prior year, and approximately +1 to +2% for Bad Daddy’s

•	General and administrative expenses of approximately $8.4 million to $8.6 million, including approximately $500,000 of non-cash equity compensation expense

•	The opening of 5 to 6 new Bad Daddy’s restaurants

•	Net loss of approximately $0.9 million, including pre-opening expenses of approximately $1.6 million

•	Total Adjusted EBITDA* of approximately $6.0 million to $6.5 million

•	Capital expenditures (net of tenant improvement allowances) of approximately $7.0 - $7.5 million including approximately $0.6 million related to fiscal 2020 development

•	Debt balance at the end of the year between $11.0 and $11.5 million

*For a reconciliation of restaurant level operating profit and Adjusted EBITDA to the most directly comparable financial measures presented in accordance with GAAP and a discussion of why the Company considers them useful, see the financial information schedules accompanying this release.

Conference Call: Management will host a conference call to discuss its fourth quarter 2018 financial results on Thursday, December 13, 2018 at 3:00 p.m. MT/5:00 p.m. ET. Hosting the call will be Boyd Hoback, President and Chief Executive Officer, and Ryan Zink, Chief Financial Officer.

The conference call can be accessed live by telephone by dialing (888) 339-0806 and requesting the Good Times Restaurants (GTIM) call. The conference call will also be webcast live from the Company's corporate website www.investors.goodtimesburgers.com. An archive of the webcast will be available at the same location on the corporate website shortly after the call has concluded.

About Good Times Restaurants Inc.: Good Times Restaurants Inc. (GTIM) owns, operates, franchises and licenses 34 Bad Daddy’s Burger Bar restaurants through its wholly-owned subsidiaries. Bad Daddy’s Burger Bar is a full service, upscale, “small box” restaurant concept featuring a chef driven menu of gourmet signature burgers, chopped salads, appetizers and sandwiches with a full bar and a focus on a selection of craft microbrew beers in a high energy atmosphere that appeals to a broad consumer base. Additionally, through its wholly-owned subsidiaries, Good Times Restaurants Inc. operates and franchises a regional quick service restaurant chain consisting of 35 Good Times Burgers & Frozen Custard restaurants, located primarily in Colorado.

Good Times Forward Looking Statements: This press release contains forward looking statements within the meaning of federal securities laws. The words “intend,” “may,” “believe,” “will,” “should,” “anticipate,” “expect,” “seek” and similar expressions are intended to identify forward looking statements. These statements involve known and unknown risks, which may cause the Company’s actual results to differ materially from results expressed or implied by the forward-looking statements. These risks include such factors as the uncertain nature of current restaurant development plans and the ability to implement those plans and integrate new restaurants, delays in developing and opening new restaurants because of weather, local permitting or other reasons, increased competition, cost increases or shortages in raw food products, and other matters discussed under the “Risk Factors” section of Good Times’ Annual Report on Form 10-K for the fiscal year ended September 26, 2017 filed with the SEC. Although Good Times may from time to time voluntarily update its forward-looking statements, it disclaims any commitment to do so except as required by securities laws.

Good Times Restaurants Inc. INVESTOR RELATIONS CONTACTS:

Boyd E. Hoback, President and CEO, (303) 384-1411

Ryan M. Zink, Chief Financial Officer (303) 384-1432

Christi Pennington (303) 384-1440

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Good Times Restaurants Inc.

Unaudited Supplemental Information

(In thousands, except per share amounts)

	Fiscal Quarter Ended		Fiscal Year Ended
	Sept. 25,	Sept. 26,	Sept. 25,	Sept. 26,
Statement of Operations	2018	2017	2018	2017
Net revenues:
Restaurant sales	$26,635	$22,414	$98,564	$78,395
Franchise revenues	161	170	676	685
Total net revenues	26,796	22,584	99,240	79,080

Restaurant Operating Costs:
Food and packaging costs	8,102	7,309	30,256	24,900
Payroll and other employee benefit costs	9,577	8,058	35,653	28,274
Restaurant occupancy costs	1,983	1,552	7,261	5,759
Other restaurant operating costs	2,657	2,081	9,283	7,084
New store preopening costs	1,101	851	2,784	2,588
Depreciation and amortization	1,040	811	3,705	2,897
Total restaurant operating costs	24,460	20,662	88,942	71,502

General and administrative costs	1,973	1,780	7,857	7,002
Advertising costs	404	337	1,991	1,694
Franchise costs	9	28	41	108
Asset impairment costs	-	219	72	219
Gain on disposal of restaurants and equipment	(9)	(6)	(35)	(23)
Income (loss) from operations	(41)	(436)	372	(1,422)

Other income (expense):
Interest income (expense), net	(118)	(77)	(388)	(182)
Other expense	(1)	-	(1)	(1)
Total other expense	(119)	(77)	(389)	(183)
Net loss	($160)	($513)	($17)	($1,605)
Income attributable to non-controlling interest	(164)	(151)	(1,017)	(650)
Net loss attributable to Good Times Restaurants Inc.	(324)	(664)	(1,034)	($2,255)

Basic and diluted loss per share	($0.03)	($0.05)	($0.08)	($0.18)

Basic and diluted weighted average common shares outstanding	12,474	12,393	12,464	12,321

Good Times Restaurants Inc.

Unaudited Supplemental Information

(In thousands)

	Sept. 25,	Sept. 26,
Balance Sheet Data	2018	2017
Cash & cash equivalents	$3,477	$4,337
Current assets	6,381	6,066
Property and Equipment, net	35,245	29,691
Other assets	19,324	19,397
Total assets	$60,950	$55,153

Current liabilities, including capital lease obligations and long-term debt due within one year	$8,335	$6,916
Long-term debt due after one year	7,472	5,339
Other liabilities	7,922	5,614
Total liabilities	$23,729	$17,869
Stockholders’ equity	$37,221	$37,284

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Supplemental Information:

	Company-Owned Restaurants
	Bad Daddy’s Burger Bar				Good Times Burgers & Frozen Custard
	Fiscal Quarter Ended		Fiscal Year Ended		Fiscal Quarter Ended		Fiscal Year Ended
	Sept. 25, 2018	Sept. 26, 2017	Sept. 25, 2018	Sept. 26, 2017	Sept. 25, 2018	Sept. 26, 2017	Sept. 25, 2018	Sept. 26, 2017
Restaurant Sales	$18,723	$14,036	67,428	$47,706	$7,912	$8,378	31,136	$30,689
Average weekly sales per restaurant	51.0	50.6	50.3	49.3	22.5	23.0	21.9	21.4

Restaurant operating weeks	367	277.3	1,341	968.1	351	364	1,422	1,432
Restaurants open during period	5	1	9	6	0	0	0	1
Restaurants open at period end	31	22	31	22	26	28	26	28

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Reconciliation of Non-GAAP Measurements to US GAAP Results

Reconciliation of Non-GAAP Restaurant-Level Operating Profit to Income (Loss) from Operations

(In thousands, except percentage data)

	Bad Daddy’s Burger Bar					Good Times Burgers & Frozen Custard			Good Times Restaurants Inc.
	------------------------------------------------------------Fiscal Quarter Ended------------------------------------------------------------
	Sept. 25, 2018		Sept. 26, 2017		Sept. 25, 2018		Sept. 26, 2017		Sept. 25, 2018	Sept. 26, 2017
Restaurant Sales	$18,723	100.0%	$14,036	100.0%	$7,912	100.0%	$8,378	100%	26,635	$22,414
Restaurant Operating Costs (exclusive of depreciation and amortization shown separately below):
Food and packaging costs	5,510	29.4%	4,507	32.1%	2,592	32.8%	2,802	33.4%	8,102	7,309
Payroll and other employee benefit costs	6,858	36.6%	5,215	37.2%	2,719	34.4%	2,843	33.9%	9,577	8,058
Restaurant occupancy costs	1,236	6.6%	855	6.1%	747	9.4%	697	8.3%	1,983	1,552
Other restaurant operating costs	1,983	10.6%	1,378	9.8%	674	8.5%	703	8.4%	2,657	2,081
Restaurant-level operating profit	3,136	16.8%	2,081	14.8%	1,180	15.0%	1,333	15.9%	4,316	3,414

Franchise royalty income and expense, net									161	170
Deduct - Other operating:
Depreciation and amortization									1,040	811
General and administrative									1,973	1,780
Advertising costs									404	337
Franchise costs									9	28
Gain on disposal of restaurants and equipment									(9)	(6)
Asset impairment costs									-	219
Preopening costs									1,101	851
Total other operating									4,518	4,020

Loss from Operations									($41)	($436)

Certain percentage amounts in the table above do not total due to rounding as well as the fact that restaurant operating costs are expressed as a percentage of restaurant revenues, as opposed to total revenues.

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Reconciliation of Non-GAAP Measurements to US GAAP Results

Reconciliation of Non-GAAP Restaurant-Level Operating Profit to Income (Loss) from Operations

(In thousands, except percentage data)

	Bad Daddy’s Burger Bar					Good Times Burgers & Frozen Custard			Good Times Restaurants Inc.
	------------------------------------------------------------Fiscal Year Ended------------------------------------------------------------
	Sept. 25, 2018		Sept. 26, 2017		Sept. 25, 2018		Sept. 26, 2017		Sept. 25, 2018	Sept. 26, 2017
Restaurant Sales	67,428	100.0%	$47,706	100.0%	31,136	100.0%	$30,689	100%	98,564	$78,395
Restaurant Operating Costs (exclusive of depreciation and amortization shown separately below):
Food and packaging costs	20,048	29.7%	14,906	31.2%	10,208	32.8%	9,994	32.6%	30,256	24,900
Payroll and other employee benefit costs	24,861	36.9%	17,726	37.2%	10,792	34.7%	10,548	34.4%	35,653	28,274
Restaurant occupancy costs	4,348	6.4%	2,987	6.3%	2,913	9.4%	2,772	9.0%	7,261	5,759
Other restaurant operating costs	6,719	10.0%	4,548	9.5%	2,564	8.2%	2,536	8.3%	9,283	7,084
Restaurant-level operating profit	11,452	17.0%	7,539	15.8%	4,659	15.0%	4,839	15.8%	16,111	12,378

Franchise royalty income and expense, net									676	685
Deduct - Other operating:
Depreciation and amortization									3,705	2,897
General and administrative									7,857	7,002
Advertising costs									1,991	1,694
Franchise costs									41	108
Gain on disposal of restaurants and equipment									(35)	(23)
Asset impairment costs									72	219
Preopening costs									2,784	2,588
Total other operating									16,415	14,485

Income (Loss) from Operations									372	($1,422)

Certain percentage amounts in the table above do not total due to rounding as well as the fact that restaurant operating costs are expressed as a percentage of restaurant revenues, as opposed to total revenues.

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The Company believes that restaurant-level operating profit is an important measure for management and investors because it is widely regarded in the restaurant industry as a useful metric by which to evaluate restaurant-level operating efficiency and performance. The Company defines restaurant-level operating profit to be restaurant revenues minus restaurant-level operating costs, excluding restaurant closures and impairment costs. The measure includes restaurant level occupancy costs, which include fixed rents, percentage rents, common area maintenance charges, real estate and personal property taxes, general liability insurance and other property costs, but excludes depreciation. The measure excludes depreciation and amortization expense, substantially all of which is related to restaurant level assets, because such expenses represent historical sunk costs which do not reflect current cash outlay for the restaurants. The measure also excludes selling, general and administrative costs, and therefore excludes occupancy costs associated with selling, general and administrative functions, and pre-opening costs. The Company excludes restaurant closure costs as they do not represent a component of the efficiency of continuing operations. Restaurant impairment costs are excluded, because, similar to depreciation and amortization, they represent a non-cash charge for the Company’s investment in its restaurants and not a component of the efficiency of restaurant operations. Restaurant-level operating profit is not a measurement determined in accordance with generally accepted accounting principles (“GAAP”) and should not be considered in isolation, or as an alternative, to income from operations or net income as indicators of financial performance. Restaurant-level operating profit as presented may not be comparable to other similarly titled measures of other companies. The tables above set forth certain unaudited information for the fiscal quarters and fiscal years ended September 25, 2018 and September 26, 2017, expressed as a percentage of total revenues, except for the components of restaurant operating costs, which are expressed as a percentage of restaurant revenues.

Reconciliation of Net Loss to Non-GAAP Adjusted EBITDA

(In thousands)

Good Times Restaurants Inc.

	Fiscal Quarter Ended		Fiscal Year Ended
	Sept. 25,	Sept. 26,	Sept. 25,	Sept. 26,
	2018	2017	2018	2017
Net loss as reported	($324)	($664)	($1,034)	($2,255)

Adjustments to net loss:
Depreciation and amortization	977	774	3,528	2,776
Interest expense, net	118	77	391	185
EBITDA	771	187	2,885	706
Asset impairment cost	-	219	72	219
Preopening expense	922	759	2,463	2,154
Non-cash stock-based compensation	114	139	417	748
GAAP rent - cash rent difference	7	7	(44)	(27)
Non-cash disposal of assets	(9)	(6)	(35)	(23)
Adjusted EBITDA	$1,805	$1,305	5,758	$3,777

Adjusted EBITDA is a supplemental measure of operating performance that does not represent and should not be considered as an alternative to net income or cash flow from operations, as determined by GAAP, and our calculation thereof may not be comparable to that reported by other companies. This measure is presented because we believe that investors' understanding of our performance is enhanced by including this non-GAAP financial measure as a reasonable basis for evaluating our ongoing results of operations.

Adjusted EBITDA is calculated as net income before interest expense, provision for income taxes and depreciation and amortization and further adjustments to reflect the additions and eliminations presented in the table above.

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Adjusted EBITDA is presented because: (i) we believe it is a useful measure for investors to assess the operating performance of our business without the effect of non-cash charges such as depreciation and amortization expenses and asset disposals, closure costs and restaurant impairments and (ii) we use adjusted EBITDA internally as a benchmark for certain of our cash incentive plans and to evaluate our operating performance or compare our performance to that of our competitors. The use of adjusted EBITDA as a performance measure permits a comparative assessment of our operating performance relative to our performance based on our GAAP results, while isolating the effects of some items that vary from period to period without any correlation to core operating performance or that vary widely among similar companies. Companies within our industry exhibit significant variations with respect to capital structures and cost of capital (which affect interest expense and income tax rates) and differences in book depreciation of property, plant and equipment (which affect relative depreciation expense), including significant differences in the depreciable lives of similar assets among various companies. Our management believes that adjusted EBITDA facilitates company-to-company comparisons within our industry by eliminating some of these foregoing variations. Adjusted EBITDA as presented may not be comparable to other similarly-titled measures of other companies, and our presentation of adjusted EBITDA should not be construed as an inference that our future results will be unaffected by excluded or unusual items.